Exhibit 99.1

Ozop Energy OZSC Signs Agreement with BrainBox AI

New Smart Building Technology Set to Reduce Emissions and Energy Waste in

Commercial Real Estate

WARWICK, NY, June 7, 2021 – Ozop Energy Solutions (OZSC), (“Ozop” or the “Company”), has announced its wholly owned subsidiary Ozop Energy Systems has entered into an agreement with BrainBox AI to explore opportunities to introduce its self-adapting artificial intelligence technology to the Company’s customers in the greater New York metropolitan area.

With Ozop expanding its reach as a recently approved PowerReady contractor with the Joint Utilities of New York, it will begin referring BrainBox AI’s autonomous AI technology to proactively optimize one of the world’s largest energy consumers and greenhouse gas emitters: Buildings. It is often unperceived that one of the leading contributors of energy usage comes from buildings’ Heating, Ventilation, and Air Conditioning (HVAC) systems. In fact, 45% of commercial buildings’ energy consumption comes from HVAC, of which 30% is usually wasted. Using deep learning, cloud-based computing, and a proprietary process, BrainBox AI’s deep learning engine autonomously and granularly optimizes existing HVAC systems in real time for maximum impact on energy consumption, carbon footprint and building operations.

“Since first reading about BrainBox AI in Time Magazine last year as one of the Best Inventions of 2020, I have been eager to offer its game-changing technology to our customers,” stated Brian Conway, CEO of Ozop Energy Solutions, Inc. “We will initially refer their solutions to building owners here in New York over the next few months, with the end goal to become a national reseller as we expand into new markets. Along with our (patent pending) Neo-Grid technology, we wish to make a positive impact in our country’s energy transition challenges.”

For more information on OZSC please follow on the link, www.OzopEnergy.com.

For more information on BrainBox AI please follow on the link, www.brainboxai.com

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures, and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

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Media Relations Contact

For Ozop Energy Solutions

Brian Hyland

Rubenstein Public Relations

212-805-3055

bhyland@rubensteinpr.com

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